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                                                                    Exhibit 10.3


                   First Amendment to Operating Agreement for

                 Nordstrom Proprietary Accounts and Receivables.


This First Amendment ("Amendment") effective the first day of March 2000 ("Effective Date"), between Nordstrom Credit Inc., a Colorado corporation ("Credit") and Nordstrom fsb, a federal savings bank ("Bank") amends and supplements the Operating Agreement for Nordstrom Proprietary Accounts and Receivables between Nordstrom National Credit Bank ("NNCB") and Credit, dated August 30, 1991 ("Agreement").

                                    RECITALS

A. Effective March 1, 2000 NNCB converted its National Bank Charter to a federal savings bank charter, ceased all operations pursuant to the National Bank Charter, and began operations as Bank, a federal savings loan bank. Bank is a successor in interest to NNCB and has succeeded to all of NNCB's rights and obligations under the Agreement, effective March 1, 2000.

B. Bank and Credit wish to amend the Agreement to reflect the succession from NNCB to Bank, and to provide for the purchase by NCI of additional lines of credit extended by Bank, and to provide for the performance of additional services by Bank for NCI.

In consideration of the mutual covenants and conditions contained herein, effective March 1, 2000, the parties hereby amend and supplement the Agreement as follows:

      1. The parties agree, acknowledge and approve that Bank has succeeded to all of NNCB's rights and obligations under the Agreement effective March 1, 2000. The Agreement is amended in its entirety by deleting the name "Nordstrom National Credit Bank" wherever it shall appear and substituting in its place the name "Nordstrom fsb," it being the intention of the parties hereto that Bank shall assume all of NNCB's right, title and interest in and to the Agreement, and shall be substituted as a named party whenever the name Nordstrom National Credit Bank shall appear, and that the term "Bank wherever it should be found in the Agreement shall refer to Nordstrom fsb and not to NNCB.

      2. Article I "Definitions," of the Agreement is hereby amended by deleting the definition of "Account" in its entirety and replacing it with the following definition:

          "'Account' shall mean each individual credit account in the portfolio of the Bank's revolving, contract, Business Card

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          Account, and thirty (30) day credit card receivables, including overdraft lines of credit relating to any proprietary debit cards which Bank may issue, which are now, or hereafter established pursuant to a Credit Card Agreement or other Account Agreement between the Bank and an Obligor. Nothing in this Agreement shall limit Bank's right to discontinue any existing Account or create any new Accounts."


      3. Article I "Definitions," of the Agreement is hereby amended by adding a new definition entitled "Business Card Account" to read as follows:

          "'Business Card Account' shall mean an Account opened in the name of a commercial business and established solely for the purpose of purchasing goods and/or services to be used for business, commercial or organizational purposes on behalf of a business. A Business Card Account may not be used or permitted to be used to purchase any goods and/or services for personal, family or household purposes. The parties acknowledge and agree that it is the present intention of the Bank to begin issuing Business Card Accounts beginning May 1, 2001."

      4. Article I "Definitions," of the Agreement is hereby amended by deleting in its entirety the second sentence from the definition of "Receivable".

      5. Section 2.01 of the Agreement is hereby amended by deleting in its entirety subsection 2.01(f), and replacing it in its entirety with the following:

          "(f) Credit shall purchase all receivables without any recourse to the Bank with respect to any receivable which is uncollectable or is accounted for as a bad debt."

      6. Section 3.02 of the Agreement is hereby amended by substituting the words "Servicing Fee of 2.3%" for the words "Servicing Fee of 2%," in the first sentence.

      7. Article V of the Agreement is hereby amended by adding the following new provisions as Section 5.04 and Section 5.05:

          "5.04 Termination by Bank. Bank may terminate this Agreement upon written notice of termination if Credit is in breach of any material provision of this Agreement, which breach Credit has failed to cure within ten (10) days' of receiving written notice of such breach. If Credit is in breach of any material provision of this Agreement, Bank, without incurring any liability to Credit, may suspend any or all sales, assignments, transfers and conveyances to Credit

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          under Section 2.01 of this Agreement. Notwithstanding any termination or suspension by Bank, Credit shall remain responsible for all acts and omissions to act by it prior to such termination or suspension.

          "5.05 Termination by Either Party. Either party may terminate the Agreement effective on the anniversary date of the Effective Date of this Amendment by providing written notice to the other party at least sixty (60) days prior to such anniversary date."


      8. Article VII of the Agreement is hereby amended by adding the following new provision as Section 7.07:

          "Section 7.07. Relationship of the Parties. The parties to this Agreement are presently affiliates within the meaning of 12 USC section 1468(a), and therefore acknowledge that this Agreement is subject to the provisions of 12 USC section 371c-I by operation of 12 USC section 1468 (a)(1). The parties' performance under this Agreement, and all transactions conducted hereunder, shall comply with the provisions of 12 USC section 371c-1. Nothing in this Agreement shall be deemed to create a partnership, joint venture or, except as specifically set forth herein, any agency relationship between the parties."

      9. The original terms and conditions of the Agreement shall remain unchanged and in full force and effect except only as may have been specifically amended or supplemented by this Amendment.

      IN WITNESS WHEREOF the parties have executed this Amendment effective as of the date first written above.

Nordstrom, fsb, a federal                 Nordstrom Credit Inc., a
saving bank                               Colorado corporation


/s/  Denny D. Dumler                      /s/   Kevin T. Knight
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     Denny D. Dumler                            Kevin T. Knight
           President                                  President